EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Joal Redmond Corporate Communications 602-977-3797

CAPITOL BANCORP ANNOUNCES RECORD FULL YEAR EARNINGS, UP 18%

YEAR-END HIGHLIGHTS:

•	Earnings exceed $42 million, increase 18% over 2005
•	Diluted earnings per share climb 10% to record $2.57
•	Nine new community banks added to national network
•	Wealth management subsidiary launched

4th QUARTER HIGHLIGHTS:

•	Net income exceeds $11 million, a 14% increase versus last year
•	Diluted earnings per share climb to a record $0.68
•	Assets exceed $4 billion for first time
•	Loans and deposits post annualized linked-quarter double-digit percentage increases

LANSING, Mich., and PHOENIX: Jan. 26, 2007: Today, Capitol Bancorp (NYSE:CBC) reported record year-end earnings for 2006 approximating $42.4 million, an 18 percent increase over 2005’s earnings which approximated $36 million. Basic and diluted earnings per share (EPS) for 2006, also records for Capitol Bancorp, were $2.69 and $2.57, respectively, even while the Corporation experienced a nearly 900,000 share increase, or approximately 6 percent expansion, in the outstanding share count to approximately 16.7 million shares at year-end 2006. For the fourth quarter 2006, Capitol Bancorp reported record earnings approximating $11.4 million, a 14 percent increase over the $10 million in earnings recorded in the preceding year. Record basic and diluted EPS for 2006’s closing quarter of $0.71 and $0.68, respectively, represent an 8 percent and 6 percent increase as compared to 2005’s fourth quarter amounts of $0.66 and $0.64.

Capitol’s balance sheet achieved double-digit growth during 2006 and a significant milestone in total assets at year-end. Total assets exceeded $4 billion at December 31, 2006, reflecting a 17 percent increase ($600 million) from the beginning of the year. Total deposits, approaching $3.3 billion, and total portfolio loans of nearly $3.5 billion, also reflect a 17 percent increase versus totals posted at year-end 2005. Linked quarter annualized growth in assets (22 percent), portfolio loans (22 percent) and deposits (19 percent), demonstrate the continued momentum of Capitol’s development initiatives across the country.

Capitol Bancorp’s Chairman and CEO, Joseph D. Reid, said the yearly and quarterly financial performance reinforces the Corporation’s efforts to grow its national footprint while validating the benefits of a geographically diverse platform during these challenging economic times in the Great Lakes region.

“We continue to capitalize on opportunities to attract talented bankers in diverse communities to Capitol Bancorp. During the past two years, these efforts have resulted in 18 new banks joining our national network, primarily in the vibrant West, Southwest and Southeast regions. We believe we are well-positioned to continue with a high level of organic growth in 2007,” said Reid.

He added that Capitol’s disciplined growth and management oversight were the major contributors to the Corporation’s earnings for 2006. “Solid revenue growth, reflecting both franchise expansion and balance sheet management during a protracted period of industry-wide margin pressure, continue to position our Corporation to deliver on our objective of balancing compelling shareholder returns with value-added growth,” said Reid.

Quarterly Earnings Performance
Consolidated earnings approximating $11.4 million were up 14 percent compared to $10 million generated in the fourth quarter of 2005. Record net operating revenues in excess of $50 million for the fourth quarter represent an increase of 5 percent versus 2005’s comparable period figure of $47.5 million. Basic and diluted EPS of $0.71 and $0.68, both quarterly records for the Corporation, increased 8 percent and 6 percent respectively versus $0.66 and $0.64 reported a year ago, even with increasing operating costs (+11 percent) tied to both the Corporation’s expansion and margin compression attributable to the current challenging interest rate environment. Quarterly earnings were favorably impacted by year-end adjustments, primarily driven by loan fees, approximating $1.3 million.

Operating Results for 2006

Record net operating revenues exceeded $195 million for 2006, which represents an approximate 10 percent increase over 2005’s net operating revenues of approximately $178 million. Earnings exceeded $42 million for 2006 reflecting an increase of nearly 18 percent when compared to the $36 million of earnings generated in 2005. The Corporation reported basic EPS of $2.69 and diluted EPS of $2.57 for the year, both records, representing 11 percent and 10 percent increases, respectively, over 2005’s levels of $2.42 and $2.34. The Corporation’s strong bottom line was generated in light of Capitol’s historical track record of producing negative operating leverage during periods of active de novo bank development. In 2006, operating expenses increased 17 percent versus last year’s comparable period, offset in part by the existing and emerging core earnings performance tied to the Corporation’s expansion.

Balance Sheet

Capitol's equity-to-assets ratio was 8.9 percent at the end of 2006, compared to 8.7 percent at year-end 2005. The total capital-to-assets ratio was 14.5 percent, up from 14 percent a year ago. With total capital funds approaching $600 million on the Corporation's $4.1 billion consolidated balance sheet, adequate resources are in place to support the planned expansion of Capitol Bancorp’s national franchise.

Capitol attributed an increase in nonperforming loans to 0.98 percent from 0.90 percent for the previous quarter, and nonperforming assets to 1.08 percent from 0.99 percent for the previous quarter, to the ongoing weakness in the Michigan economy.

“Capitol’s banks continue to maintain an adequate consolidated allowance for loan losses,” said Reid. “A detailed analysis of the allowance for loan losses conducted on a bank-by-bank basis has resulted in higher loss reserves among our Michigan banks. Capitol’s operations in its other 13 states currently reflect strong asset quality. Due to the composition of our loan portfolio and our operating history, higher provisions are not necessarily indicative of higher losses.”

He noted that consistently strong earnings and steady EPS growth, coupled with ongoing efficient de novo development during 2006, have the Corporation well-positioned for expansion opportunities in 2007.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $4.1 billion national community bank development company, with a network of 50 separately chartered banks and bank operations in 14 states. It is the holder of the most individual bank charters in the country. Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital for and mentors new community banks through their formative stages, and provides efficient services to its growing network of community banks. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors, composed of business leaders from the bank’s community. Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

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CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended			Year Ended
	December 31			December 31
	2006	2005		2006	2005

Condensed statements of operations:
Interest income	$74,978	$61,372		$279,353	$224,439
Interest expense	30,896	19,748		105,586	67,579
Net interest income	44,082	41,624		173,767	156,860
Provision for loan losses	3,444	3,791		12,156	10,960
Noninterest income	6,060	5,913		21,532	21,048
Noninterest expense	35,248	31,806		137,804	117,289
Income before income taxes	14,716	14,733		57,854	55,157

Net income	$11,382	$10,019		$42,391	$35,925

Per share data:
Net income - basic	$0.71	$0.66		$2.69	$2.42
Net income - diluted	0.68	0.64		2.57	2.34
Book value at end of period	21.73	19.26		21.73	19.26
Common stock closing price at end of period	$46.20	$37.44		$46.20	$37.44
Common shares outstanding at end of period	16,656,000	15,776,000		16,656,000	15,776,000
Number of shares used to compute:
Basic earnings per share	15,979,000	15,134,000		15,772,000	14,867,000
Diluted earnings per share	16,768,000	15,712,000		16,481,000	15,365,000

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2006	2006	2006	2006	2005
Condensed statements of financial position:
Total assets	$4,065,816	$3,855,633	$3,722,642	$3,627,124	$3,475,721
Portfolio loans	3,488,678	3,307,222	3,196,209	3,069,600	2,991,189
Deposits	3,258,485	3,114,206	2,987,606	2,938,348	2,785,259
Stockholders' equity	361,879	327,791	318,308	310,419	301,866
Total capital	$589,426	$542,734	$535,898	$499,334	$486,644

Key performance ratios:
Return on average assets	1.16%	1.14%	1.13%	1.13%	1.16%
Return on average equity	13.30%	13.36%	13.03%	13.12%	14.02%
Net interest margin	4.82%	5.08%	5.17%	5.06%	5.21%
Efficiency ratio	70.30%	68.77%	74.58%	68.51%	66.91%

Asset quality ratios:
Allowance for loan losses / portfolio loans	1.30%	1.37%	1.36%	1.36%	1.36%
Total nonperforming loans / portfolio loans	0.98%	0.90%	0.87%	0.87%	0.89%
Total nonperforming assets / total assets	1.08%	0.99%	0.91%	0.88%	0.88%
Net charge-offs (annualized) / average portfolio loans	0.38%	0.19%	0.14%	0.19%	0.34%
Allowance for loan losses / nonperforming loans	132.50%	151.05%	156.12%	156.33%	151.72%

Capital ratios:
Stockholders' equity / total assets	8.90%	8.50%	8.55%	8.56%	8.68%
Total capital / total assets	14.50%	14.08%	14.40%	13.77%	14.00%

 Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of  1995.  Forward-looking statements include expressions such as "expects," "intends," "believes" and "should" which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's financial position, results of operations, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Income (Unaudited)
For the Three Months and Year Ended December 31, 2006 and 2005
(in thousands, except per share data)

	Three Months Ended December 31		Year Ended December 31
	2006	2005	2006	2005
INTEREST INCOME:
Portfolio loans (including fees)	$70,822	$58,412	$264,701	$214,882
Loans held for resale	730	613	2,740	2,627
Taxable investment securities	226	267	956	1,008
Federal funds sold	2,534	1,675	8,703	4,734
Other	666	405	2,253	1,188
Total interest income	74,978	61,372	279,353	224,439
INTEREST EXPENSE:
Deposits	26,504	15,982	88,629	53,213
Debt obligations and other	4,392	3,766	16,957	14,366
Total interest expense	30,896	19,748	105,586	67,579
Net interest income	44,082	41,624	173,767	156,860
PROVISION FOR LOAN LOSSES	3,444	3,791	12,156	10,960
Net income after provision for loan losses	40,638	37,833	161,611	145,900
NONINTEREST INCOME:
Service charges on deposit accounts	1,101	1,005	4,318	4,120
Trust and wealth-management revenue	1,012	415	3,336	2,069
Fees from origination of non-portfolio residential mortgage loans	1,348	1,556	5,439	6,146
Realized gains on sales of investment securities available for sale	--	--	--	8
Other	2,599	2,937	8,439	8,705
Total noninterest income	6,060	5,913	21,532	21,048
NONINTEREST EXPENSE:
Salaries and employee benefits	20,356	17,619	85,196	72,387
Occupancy	3,348	2,565	12,116	9,735
Equipment rent, depreciation and maintenance	2,233	1,776	8,389	6,369
Other	9,311	9,846	32,103	28,798
Total noninterest expense	35,248	31,806	137,804	117,289
Income before taxes and minority interest	11,450	11,940	45,339	49,659
Income taxes	3,334	4,714	15,463	19,232
Income before minority interest	8,116	7,226	29,876	30,427
Minority interest in net losses of consolidated subsidiaries	3,266	2,793	12,515	5,498

NET INCOME	$11,382	$10,019	$42,391	$35,925

NET INCOME PER SHARE:
Basic	$0.71	$0.66	$2.69	$2.42

Diluted	$0.68	$0.64	$2.57	$2.34

CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets
(in thousands, except share data)
	December 31
	(Unaudited)
	2006	2005
ASSETS

Cash and due from banks	$169,753	$157,963
Money market and interest-bearing deposits	37,204	19,846
Federal funds sold	141,913	128,299
Cash and cash equivalents	348,870	306,108
Loans held for resale	34,593	21,638
Investment securities:
Available for sale, carried at market value	18,904	25,929
Held for long-term investment, carried at amortized cost which approximates market value	21,749	17,745
Total investment securities	40,653	43,674
Portfolio loans:
Commercial	3,103,125	2,688,361
Real estate mortgage	259,604	212,142
Installment	125,949	90,686
Total portfolio loans	3,488,678	2,991,189
Less allowance for loan losses	(45,414)	(40,559)
Net portfolio loans	3,443,264	2,950,630
Premises and equipment	54,295	41,629
Accrued interest income	17,524	13,719
Goodwill and other intangibles	62,215	50,378
Other assets	64,402	47,945

TOTAL ASSETS	$4,065,816	$3,475,721

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$651,253	$591,229
Interest-bearing	2,607,232	2,194,030
Total deposits	3,258,485	2,785,259
Debt obligations:
Notes payable	191,154	175,729
Subordinated debentures	101,035	100,940
Total debt obligations	292,189	276,669
Accrued interest on deposits and other liabilities	26,751	28,089
Total liabilities	3,577,425	3,090,017

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	126,512	83,838

STOCKHOLDERS' EQUITY:
Common stock, no par value, 50,000,000 shares authorized;
issued and outstanding: 2006 - 16,656,481 shares
2005 - 15,776,192 shares	249,244	216,539
Retained earnings	112,779	85,553
Market value adjustment (net of tax effect) for investment securities available for sale (accumulated other comprehensive income)	(144)	(226)
Total stockholders' equity	361,879	301,866

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,065,816	$3,475,721

CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	Periods Ended December 31
	Three Month Period		Year Ended
	2006	2005	2006	2005
Allowance for loan losses at beginning of period	$45,174	$39,284	$40,559	$37,572

Loans charged-off:
Commercial	(3,339)	(2,558)	(8,225)	(9,099)
Real estate mortgage	(40)	--	(99)	--
Installment	(236)	(104)	(559)	(544)
Total charge-offs	(3,615)	(2,662)	(8,883)	(9,643)
Recoveries:
Commercial	175	96	1,062	1,522
Real estate mortgage	--	1	3	3
Installment	52	49	333	145
Total recoveries	227	146	1,398	1,670
Net charge-offs	(3,204)	(2,516)	(7,301)	(7,973)
Additions to allowance charged to expense	3,444	3,791	12,156	10,960

Allowance for loan losses at December 31	$45,414	$40,559	$45,414	$40,559
Average total portfolio loans for period ended December 31	$3,381,488	$2,926,033	$3,251,538	$2,834,973
Ratio of net charge-offs (annualized) to average portfolio loans	0.38%	0.34%	0.22%	0.28%

ASSET QUALITY (in thousands):

	December 31
	2006	2005
Nonaccrual loans:
Commercial	$25,219	$19,734
Real estate mortgage	3,609	1,734
Installment	898	1,154
Total nonaccrual loans	29,726	22,622

Past due (>90 days) loans:
Commercial	3,860	3,235
Real estate mortgage	523	592
Installment	165	283
Total past due loans	4,548	4,110

Total nonperforming loans	$34,274	$26,732

Real estate owned and other repossessed assets	9,478	3,745

Total nonperforming assets	$43,752	$30,477

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS (in thousands):

	Periods Ended December 31
	Three Month Period		Year Ended
	2006	2005	2006	2005

Numerator—net income for the period	$11,382	$10,019	$42,391	$35,925

Denominator:
Weighted average number of common shares outstanding, excluding unvested shares of restricted common stock (denominator for basic earnings per share)	15,979	15,134	15,772	14,867
Dilutive effect of unvested shares of of restricted common stock	95	88	86	86
Dilutive effect of stock options	694	490	623	412

Denominator for diluted net income per share—
Weighted average number of common shares and potential dilution	16,768	15,712	16,481	15,365

Number of antidilutive stock options excluded from diluted earnings per share computation	--	--	--	1,085

AVERAGE BALANCES (in thousands):

	Periods Ended December 31
	Three Month Period		Year Ended
	2006	2005	2006	2005

Portfolio loans	$3,381,488	$2,926,033	$3,251,538	$2,834,973
Earning assets	3,654,472	3,196,908	3,519,689	3,079,840
Total assets	3,939,730	3,446,668	3,797,114	3,313,439
Deposits	3,172,965	2,797,029	3,059,500	2,691,649
Stockholders’ equity	342,360	285,870	327,531	269,206

Capitol Bancorp’s National Network of Community Banks
Eastern Regions
Great Lakes Region:
Ann Arbor Commerce Bank	Ann Arbor, Michigan
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Belleville	Belleville, Illinois
Bank of Maumee	Maumee, Ohio
Bank of Michigan	Farmington Hills, Michigan
Brighton Commerce Bank	Brighton, Michigan
Capitol National Bank	Lansing, Michigan
Detroit Commerce Bank	Detroit, Michigan
Elkhart Community Bank	Elkhart, Indiana
Evansville Commerce Bank	Evansville, Indiana
Goshen Community Bank	Goshen, Indiana
Grand Haven Bank	Grand Haven, Michigan
Kent Commerce Bank	Grand Rapids, Michigan
Macomb Community Bank	Clinton Township, Michigan
Muskegon Commerce Bank	Muskegon, Michigan
Oakland Commerce Bank	Farmington Hills, Michigan
Ohio Commerce Bank	Beachwood, Ohio
Paragon Bank & Trust	Holland, Michigan
Portage Commerce Bank	Portage, Michigan
Midwest Region:
Summit Bank of Kansas City	Lee’s Summit, Missouri
Southeast Region:
Bank of Valdosta	Valdosta, Georgia
Community Bank of Rowan	Salisbury, North Carolina
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Sunrise Bank of Atlanta	Atlanta, Georgia

Western Regions
Southwest Region:
1st Commerce Bank	North Las Vegas, Nevada
Arrowhead Community Bank	Glendale, Arizona
Asian Bank of Arizona	Phoenix, Arizona
Bank of Las Vegas	Las Vegas, Nevada
Bank of Tucson	Tucson, Arizona
Black Mountain Community Bank	Henderson, Nevada
Camelback Community Bank	Phoenix, Arizona
Desert Community Bank	Las Vegas, Nevada
Fort Collins Commerce Bank	Fort Collins, Colorado
Mesa Bank	Mesa, Arizona
Red Rock Community Bank	Las Vegas, Nevada
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank - Dallas LPO	Dallas, Texas
Sunrise Bank - Houston LPO	Houston, Texas
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Valley First Community Bank	Scottsdale, Arizona
Yuma Community Bank	Yuma, Arizona
California Region:
Bank of Escondido	Escondido, California
Bank of San Francisco	San Francisco, California
Bank of Santa Barbara	Santa Barbara, California
Napa Community Bank	Napa, California
Point Loma Community Bank	Point Loma, California
Sunrise Bank of San Diego	San Diego, California
Northwest Region:
Bank of Bellevue	Bellevue, Washington
Bank of Everett	Everett, Washington
Bank of Tacoma	Tacoma, Washington